UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 19, 2005
Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-6776	75-0778259
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2728 N. Harwood Street, Dallas, Texas		75201
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number including area code: (214) 981-5000
Not Applicable
(Former name or former address if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
On February 28, 2005, Centex Corporation, a Nevada corporation (the “Corporation”), filed a Current Report on Form 8-K (the “January Form 8-K”) with the Securities and Exchange Commission in order to disclose that (i) Centex Development Funding Company UK, a wholly owned subsidiary of the Corporation (“Centex UK”), had entered into a £170,000,000 (pounds sterling) revolving credit facility (the “UK Credit Facility”) with The Royal Bank of Scotland PLC and certain other lenders and (ii) the Corporation had guaranteed the obligations of Centex UK under the UK Credit Facility.
In connection with the transactions reported in Items 7.01 and 8.01 below, on September 16, 2005, all outstanding borrowings under the UK Credit Facility were repaid in full and the Corporation was released from its guarantee of the obligations of Centex UK thereunder. For additional information regarding the terms and conditions of the UK Credit Facility, please refer to the January Form 8-K.
Item 7.01. Regulation FD Disclosure.
On September 18, 2005, Centex Corporation, a Nevada corporation (the “Corporation”), announced the completion of the sale of its U.K. homebuilding operations, an increase in its share repurchase authorization and the consideration of strategic alternatives for its sub-prime lending business, Centex Home Equity Company LLC. A copy of the Corporation’s press release (the “Press Release”) announcing this information is being furnished as Exhibit 99.1 hereto. The information contained in the Press Release is furnished pursuant to this Item 7.01.
Item 8.01. Other Events.
On September 18, 2005, Centex Corporation, a Nevada corporation (the “Corporation”), announced the completion of the sale of its U.K. homebuilding operations, an increase in its share repurchase authorization and the consideration of strategic alternatives for its sub-prime lending business, Centex Home Equity Company LLC. A copy of the Corporation’s press release (the “Press Release”) announcing this information is being furnished as Exhibit 99.1 hereto. Except for the last sentence of the fourth paragraph thereof, the Press Release is hereby filed pursuant to this Item 8.01.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit	Number Description
99.1	Press Release dated September 18, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTEX CORPORATION

By:	/s/ James R. Peacock III

	Name:	James R. Peacock III
	Title:	Vice President, Deputy General Counsel and Secretary
Date: September 19, 2005

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated September 18, 2005.

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